Exhibit 21

                          SOUTH JERSEY INDUSTRIES, INC.
                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2003



                                          Percentage of
                                          Voting Securities                State of
                                          Owned by Parent   Relationship   Incorporation
                                          ----------------------------------------------

South Jersey Industries, Inc.             Registrant        Parent         New Jersey

South Jersey Gas Company  (4)             99.28             (1)            New Jersey

Marina Energy LLC (4)                     100               (1)            New Jersey

South Jersey Energy Company (4)           100               (1)            New Jersey

South Jersey Resources Group, LLC (4)     100               (1)            Delaware

South Jersey Gas Service Plus, LLC (4)    100               (1)            New Jersey

SJ EnerTrade, Inc. (4)                    100               (2)            New Jersey

Energy & Minerals, Inc.  (4)              100               (1)            New Jersey

R&T Group, Inc.  (4)                      100               (1)            New Jersey

South Jersey Fuel, Inc.  (4)              100               (3)            New Jersey


(1) Subsidiary of South Jersey Industries, Inc.
(2) Subsidiary of South Jersey Energy Company
(3) Subsidiary of Energy & Minerals, Inc.
(4) Subsidiary included in financial statements